UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 22, 2019

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581
(Address of Principal Executive Offices) (Zip Code)

(508) 870-5959
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.               Changes in Certifying Accountant.

(a)    On November 22, 2019, Kopin Corporation (the “Company”), with the approval of the Audit Committee of the Company's Board of Directors (the "Audit Committee"), dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm effective immediately.

Deloitte’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 29, 2018 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principle; however, it was modified to include explanatory paragraphs relating to going concern and the Company’s adoption of a new accounting standard. Deloitte’s audit report on the Company’s consolidated financial statements as of and for the fiscal year ended December 30, 2017 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 29, 2018 and December 30, 2017 and the subsequent interim period through November 22, 2019 (collectively, the “Period”), there were no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in its reports on the Company’s consolidated financial statements for such fiscal years.

During the Period, we identified a material weakness in our internal control over financial reporting as of December 29, 2018 and subsequent interim periods ended March 30, 2019, June 29, 2019 and September 28, 2019, as disclosed in the Company’s amended Annual Report on Form 10-K/A for the fiscal year ended December 29, 2018, the Company’s amended Quarterly Reports on Form 10-Q/A for the quarters ended March 30, 2019 and June 29, 2019, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2019, each as filed on November 7, 2019. We did not design and maintain effective controls related to management’s monitoring and oversight of accounting for non-routine transactions. Specifically, our internal controls were not designed effectively to ensure appropriate and timely evaluation of the accounting impact for non-routine transactions, including the accounting for non-controlling interest and other investments. Consequently, Deloitte’s audit report on the effectiveness of the Company’s internal control over financial reporting as of December 29, 2018 expressed an adverse opinion on the Company’s internal control over financial reporting. The Audit Committee has discussed the matter described in this paragraph with Deloitte, and the Company has authorized Deloitte to respond fully to the inquiries of a successor accountant concerning such matter. Other than the material weakness discussed above, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements above. A copy of Deloitte’s letter, dated November 22, 2019 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)    On November 22, 2019, the Audit Committee appointed RSM US LLP as the Company’s new independent registered public accounting firm commencing for its fiscal year ending December 28, 2019 with effect immediately upon the dismissal of Deloitte.

In connection with the Company’s appointment of RSM US LLP as the Company’s independent registered accounting firm, the Company has not consulted RSM US LLP during the Period on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by RSM US LLP to the Company that RSM US LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(i)(v) of Regulation S-K).

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated November 22, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	November 22, 2019	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)